EXHIBIT 21

                  Subsidiaries of BestNet Communications Corp.

                           Subsidiaries of Registrant


                                                                     Percent
                                                                   of Ownership
                                                                    of BestNet
                                          State of Incorporation  Communications
       Subsidiary                              or Jurisdiction         Corp.
       ----------                              ---------------         -----

International Environment Corporation             Delaware             100%

Interpretel (Canada) Inc.                   Province of Ontario        100%

Interpretel, Inc.                                  Arizona             100%

Telplex International                              Arizona             100%